UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor

New York, NY 10022

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, First Capital Real Estate Trust Incorporated (the “Company”) and First Capital Real Estate Operating Partnership, L.P., the Company’s operating partnership (“FC OP,” and together with the Company, the “First Capital Parties”), entered into an interest contribution agreement dated March 31, 2017 (as modified by the Agreement to Waive First Closing Deliverables, dated May 17, 2017, and the Agreement to Waive Second Closing Deliverables, dated July 3, 2017, the “Contribution Agreement”) with PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”) and PhotoMedex’s subsidiary, FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“PhotoMedex OP,” and, together with PhotoMedex, the “PhotoMedex Parties”). The First Capital Parties and the PhotoMedex Parties are collectively referred to in this Current Report on Form 8-K as the “Parties.”

First Amendment to the Interest Contribution Agreement

On August 3, 2017, the Parties entered into a First Amendment (the “First Amendment”) to the Contribution Agreement. Under the First Amendment, the First Capital Parties irrevocably waived any conditions to the closings set forth in the Contribution Agreement, including those conditions contained in Section 7 of the Contribution Agreement that require PhotoMedex to maintain its listing and active trading of its securities on any of the NASDAQ markets. The First Capital Parties also reaffirmed their obligation to use their best efforts to satisfy the Mandatory Contribution Conditions and contribute the Mandatory Entity Interests (as each such term is defined in the Contribution Agreement) on or before December 31, 2017. Additionally, the PhotoMedex Parties confirmed the First Capital Parties’ understanding that the failure of the First Capital Parties to satisfy the Mandatory Contribution Conditions after using commercially reasonable efforts to do so does not give rise to a unilateral right of the PhotoMedex Parties to terminate the Contribution Agreement pursuant to Article 10 of the Contribution Agreement.

The First Amendment also clarified that references in the Contribution Agreement and the exhibits thereto to NASDAQ are, to the extent necessary, deemed to be references to NASDAQ or such other trading market as PhotoMedex’s securities may be trading on, including, without limitation, the OTCQB. For purposes of calculating the number of shares of PhotoMedex stock (“PhotoMedex Shares”) into which the principal of the Payout Notes (as such term is defined in the Contribution Agreement) under the Contribution Agreement will be converted, if the PhotoMedex Shares are not traded on NASDAQ on the approval date of those Payout Notes, VWAP shall be calculated with respect to the transaction in PhotoMedex Shares executed on the OTCQB or such other market as the PhotoMedex Shares may then be traded on instead of NASDAQ.

The foregoing description of the terms of the First Amendment is qualified in its entirety by the terms of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01.	Other Events.

As previously reported, on May 30, 2017, each of Township Nine Owner, LLC (“T9 JV”), Capitol Station Holdings, LLC (“Capitol Station Holdings”), Capitol Station Member, LLC (“Capitol Station Member”) and Capitol Station 65, LLC (“Capitol Station 65”), indirect subsidiaries of the Company (collectively, the “Debtors”), filed a voluntary petitions (the “Chapter 11 Bankruptcy Proceeding”) for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of California (the “Bankruptcy Court”) (Case Nos. 17-23627, et. seq.). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 1, 2017, the Debtors filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Financing Agreement”), by and between Capitol Station 65 and Serene Investment Management, LLC. The DIP Financing Agreement provides for a secured super-priority post-petition revolving credit facility (the “DIP Financing”) in the amount of $10 million.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	First Amendment, dated August 3, 2017, to the Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of PhotoMedex, Inc. dated July 28, 2017.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: August 4, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment, dated August 3, 2017, to the Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of PhotoMedex, Inc. dated July 28, 2017.)

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